                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $.05 per share, of Total-Tel USA Communications, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each of Revision LLC and Walt Anderson, expressly authorizes the other to file on its behalf any and all amendments to such statement.

Date: June 10, 1998                         REVISION LLC


                                            By: /s/ Walt Anderson
                                               --------------------------------
                                                Walt Anderson, Manager

                                            GOLD & APPEL TRANSFER, S.A.

                                            By: /s/ Walt Anderson
                                               --------------------------------
                                                Walt Anderson, Attorney-In-Fact
                                                for Gold & Appel Transfer, S.A.

                                            /s/ Walt Anderson
                                            -----------------------------------
                                            WALT ANDERSON